                                                                  Exhibit (K)(7)

                        FORM OF STRUCTURING FEE AGREEMENT



                                                  [      ], 2006

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

         Reference is made to the Underwriting Agreement dated the date hereof (the "Underwriting Agreement"), by and among Eaton Vance Tax-Managed Diversified Equity Income Fund (the "Fund"), Eaton Vance Management (the "Adviser"), Rampart Investment Management Company, Inc. (the Sub-Adviser) and each of the Underwriters named therein, with respect to the issue and sale of the Fund's Common Shares, as described therein. Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

         1. Fee. In consideration of your services in offering advice relating to the structure and design of the Fund and the organization of the Fund as well as services related to the sale and distribution of the Fund's Common Shares, which services may be completed by your affiliate in your sole discretion, the Adviser shall pay a fee to you in the aggregate amount of $[ ] (the "Fee"). The Fee shall be paid on or before [ ], 2006. The payment shall be made by wire transfer to the order of Citigroup Global Markets Inc.

         2. Term. This Agreement shall terminate upon the payment of the entire amount of the Fee, as specified in Section 1 hereof.

         3. Indemnification. The Adviser agrees to the indemnification and other agreements set forth in the Indemnification Agreement attached hereto, the provisions of which are incorporated herein by reference and shall survive the termination, expiration or supersession of this Agreement.

         4. Not an Investment Adviser; No Fiduciary Duty. The Adviser acknowledges that you are not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund's portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of you, and you are not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. The Adviser hereby acknowledges that your engagement under this Agreement is as an independent contractor and not in any other capacity, including as a fiduciary. Furthermore, the

Adviser agrees that it is solely responsible for making its own judgments in connection with the matters covered by this Agreement (irrespective of whether you have advised or are currently advising the Adviser on related or other matters).

         5. Not Exclusive. Nothing herein shall be construed as prohibiting you or your affiliates from acting as an underwriter or financial adviser or in any other capacity for any other persons (including other registered investment companies or other investment managers).

         6. Assignment. This Agreement may not be assigned by any party without prior written consent of the other party.

         7. Amendment; Waiver. No provision of this Agreement may be amended or waived except by an instrument in writing signed by the parties hereto.

         8. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.



                                  [END OF TEXT]

         This Agreement shall be effective as of the date first written above.




                                             EATON VANCE MANAGEMENT


                                             By:
                                                --------------------------------
                                                Name:
                                                Title:


Agreed and Accepted:


CITIGROUP GLOBAL MARKETS INC.



By:
   --------------------------------
   Name:
   Title:


                           [Structuring Fee Agreement]

                            INDEMNIFICATION AGREEMENT

                                                      [    ], 2006

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013


Ladies and Gentlemen:

In connection with the engagement of Citigroup Global Markets Inc. (the "Bank") to advise and assist the undersigned (together with its affiliates and subsidiaries, referred to as the "Company") with the matters set forth in the Structuring Fee Agreement dated [ ], 2006 between the Company and the Bank (the "Agreement"), in the event that the Bank becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") with respect to the services performed pursuant to and in accordance with the Agreement, the Company agrees to indemnify, defend and hold the Bank harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence or willful misconduct of the Bank. In addition, in the event that the Bank becomes involved in any capacity in any Proceeding with respect to the services performed pursuant to and in accordance with the Agreement, the Company will reimburse the Bank for its legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by the Bank in connection therewith. Promptly after receipt by the Bank of notice of the commencement of any Proceeding, the Bank will, if a claim in respect thereof is to be made against the Bank under this paragraph, notify the Company in writing of the commencement thereof; but the failure so to notify the Company (i) will not relieve it from liability under this paragraph unless and to the extent it did not otherwise learn of such Proceeding and such failure results in the forfeiture by the Company of substantial rights and defenses and (ii) will not, in any event, relieve the Company from any obligations to the Bank other than the indemnification obligation provided above. The Company shall be entitled to appoint counsel of the Company's choice at the Company's expense to represent the Bank in any Proceeding for which indemnification is sought (in which case the Company shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the Bank or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the Bank. Notwithstanding the Company's election to appoint counsel to represent the Bank in a Proceeding, the Bank shall have the right to employ one separate counsel (including local counsel), and the Company shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the Company to represent the Bank would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such Proceeding include both the Bank and the Company and the Bank shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the Company, (iii) the Company shall not have employed counsel satisfactory to the Bank to represent the Bank within a reasonable time after notice of the institution of such Proceeding or (iv) the Company shall authorize the Bank to employ separate counsel at the expense of the Company. In no event shall the Company be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Bank and/or the other Underwriters (as defined in the Underwriting Agreement) (taken as a group) that have entered into a structuring fee agreement, an additional compensation agreement or similar agreement pursuant to which the Company pays additional compensation to the respective Underwriter in connection with the offering contemplated in the Underwriting Agreement, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         If such indemnification were not to be available for any reason, the Company agrees to contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by the Company and its stockholders and affiliates, on the one hand, and the Bank, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and its stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, as well as any other relevant equitable considerations. The Company agrees that for the purposes of this paragraph the relative benefits received, or sought to be received, by the Company and its stockholders and affiliates, on the one hand, and the party entitled to contribution, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received or paid or contemplated to be received or paid by the Company or its stockholders or affiliates, as the case may be, as a result of or in connection with the transaction (whether or not consummated) for which the Bank has been retained to perform services bears to the fees paid to the Bank under the Agreement; provided, that in no event shall the Company contribute less than the amount necessary to assure that the Bank is not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by the Bank pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Company or other conduct by the Company (or its employees or other agents), on the one hand, or by the Bank, on the other hand. Notwithstanding the provisions of this paragraph, the Bank shall not be entitled to contribution from the Company if it is determined that the Bank was guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) and the Company was not guilty of such fraudulent misrepresentation. The Company will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not the Bank is an actual or potential party to such Proceeding, without the Bank's prior written consent (which consent shall not be unreasonably withheld). For purposes of this Indemnification Agreement, the Bank shall include the Bank, any of its affiliates, each other person, if any, controlling the Bank or any of its affiliates, their respective officers, current and former directors, employees and agents, and the successors and assigns of all of the foregoing persons. The foregoing indemnity and contribution agreement shall be in addition to any rights that any indemnified party may have at common law or otherwise.

         The Company agrees that neither the Bank nor any of its affiliates, directors, agents, employees or controlling persons shall have any liability to the Company or any person asserting claims on behalf of or in right of the Company with respect to the services performed pursuant to and in accordance with the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Company resulted primarily from the gross negligence or willful misconduct of the Bank in performing the services that are the subject of the Agreement.

         THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER WITH RESPECT TO THE SERVICES PERFORMED PURSUANT TO AND IN ACCORDANCE WITH THE AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANY AND THE BANK CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. THE COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST THE BANK OR ANY INDEMNIFIED PARTY. EACH OF THE BANK AND THE COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. THE COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON THE COMPANY AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH THE COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

         The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Bank's engagement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

                                             Very truly yours,
                                             EATON VANCE MANAGEMENT.


                                             By:
                                                -------------------------------
                                             Name:
                                             Title:


Accepted and agreed to as of the date first above written:

CITIGROUP GLOBAL MARKETS INC.


By:
    ---------------------------
    Name:
    Title:



                           [Indemnification Agreement]